As filed with the Securities and Exchange Commission on  August 15, 2013

Registration No. 333 -174705

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

FORM S-1
Amendment No. 5

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADELT DESIGN INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	5900	27-3369810
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

ADELT DESIGN, INC.
3217 South Orchard Street
Salt Lake City, Utah 84106
Tel.: (801) 467-3530
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-0104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
BK Consulting & Associates, P.C.
1844 South 3850 West, Suite B
Salt Lake City, UT 84104
Telephone: 888-283-4256
Facsimile: 877-255-9218
E- Mail corporate@bbkconsultinginc.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001	(2)	$8,000	$0.93
TOTAL	8,000,000	$0.001	(2)	$8,000	$0.93

(1)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended. This includes stock to be sold by the selling stockholder.

(2)	The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

 Subject to completion, dated   August 15 , 2013

  ADELT DESIGN INC

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Larry A. Adelt, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The selling security holder Larry A. Adelt (hereinafter also referred to as “Mr. Adelt”) is the ”underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Adelt Design, Inc. is a development stage company.  Adelt Design, Inc. has a limited history of development stage operations.  We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated no revenues from our development stage business operations. Additionally, Adelt Design, Inc. has no business plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 5 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The Date of This Prospectus is:  August 15 , 2013

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Adelt Design, Inc.,” “Company,” “we,” “us,” and “our,” refer to “ADELT DESIGN, INC.”

Overview

We were incorporated in the State of Nevada on March 31, 2011 under the name of Adelt Design, Inc.

Adelt Design, Inc. will market the sale of customized carpet binding art. The carpet binding art can be customized for a purchaser’s personal use as well as corporate use. Since its inception, on March 31, 2011, Adelt Design, Inc. has incurred losses of $20,836 to May 31, 2013.

GENERAL INTRODUCTION

Adelt Design, Inc. will market the sale of customized carpet binding art.  This carpet binding art can be customized for a purchaser’s personal use or for corporate use.  Since its inception, on March 31, 2011, Adelt Design, Inc. has incurred losses to May 31, 2013.

Fashioning carpet into custom carpet binding art based on photographs is a specialty of Adelt Design, Inc.  As a commercial artist, Mr. Adelt has refined this medium. Unlike portraits and other subjects done simply with inlays, Mr. Adelt’s carpet binding art begins with a detailed sketch of a photo of the carpet binding art subject.  The sketch shows every cut that will have to be made in the carpet, such as the eyes, nose, mouth, and other features.  Following the sketch, Mr. Adelt hand carves and crafts all the features through repeated carving and applications of various dyes (the same acid based dyes used by the mills), until the desired tones and shading are obtained.  Typical artists use clay or canvas as their media, while Mr. Adelt uses fine white wool or other blended carpet as the starting point.

Adelt Design, Inc. can produce carpet binding art as small or as large as ordered. Any requested design can be fashioned into carpet binding art once commissioned.

Mr. Adelt has been making carpet binding art since 1985, and has been gifting his products to numerous individuals in the Salt Lake City, Utah area since then.  Due to the reaction he has received to his carpet binding art over the years, the Company believes that it can generate significant sales of its product.

Adelt Design, Inc. has not commenced its major operations of having its carpet binding art marketed, and the Company has not distributed the product to anyone for sale. The Company will market its carpet binding art in the Salt Lake City, Utah area.  The Company will not start production of its carpet binding art until the Company has sold the product to a client.  Adelt Design, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company, which means that the Company has no operating history or revenue, and are at a competitive disadvantage.

We are paying the expenses of the offering because we seek to (i) become a reporting Company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, in the amount of $75,000 through debt instruments such as bank loans, or private financing , to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

BUSINESS DEVELOPMENT

The Company was incorporated on March 31, 2011. The Company has had limited development stage operations from incorporation (March 31, 2011) to May 31, 2013.

Initial Sales Strategy
We have established a two-prong sales approach; our approach utilizes direct sales through Mr. Adelt. Our direct sales will be conducted by Mr. Adelt. He will market the product locally in the Salt Lake City, Utah area. The Company’s current marketing strategy consists of various Point of Sale materials to include material to include advertising posters, flyers and magnetic strips with the Company name and its product developed by Mr. Adelt in the past several months. We also intend to derive sales from our internet website which is currently under development at:  http://www.adeltdesign.com.  We need further funding to complete the Company’s internet website. In addition, sales will be done by word of mouth, referrals, and online marketing.

Subsequent Sales Strategy
Adelt Design, Inc. will commence the marketing of the carpet binding art for sale to the general public.  The Company is presently developing its marketing program for the sale of its carpet binding art to the general public.  The Company is not offering the product to anyone at this time.  Adelt Design, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result, we are a startup company, which means that the Company has no operating history or revenue, and therefore is at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations.  Adelt Design, Inc. is a development stage company and in the absence of revenues and operations the Independent Auditor’s Report dated July 12, 2011 , cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which is a concern to the independent auditors because there is insufficient cash for operations for the next twelve months.   The Company will have to seek other sources of capital

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so operations can start in order to generate some type of revenue. Presently, no other sources of financing has been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing. Additionally, Adelt Design, Inc. has no business plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

DESCRIPTION OF PROPERTY

The Company uses a corporate office located at: 3217 South Orchard Street, Salt Lake City, Utah 84106. This facility is being provided to the Company free of charge. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Adelt Design, Inc. was incorporated in the State of Nevada on March 31, 2011. Adelt Design, Inc. will market carpet binding art.

Adelt Design, Inc. is a development stage company.  Adelt Design, Inc. has a limited history of development stage operations. The Company presently does not have the funding to execute its business plan.

Achievement of the Adelt Design, Inc.’s business objective is basically dependent upon the judgment, skill and knowledge the Company’s management. Mr. Adelt is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon his retirement, resignation, inability to act on our behalf, or death.

Corporate Information

Our principal executive office is located at:  3217 South Orchard Street, Salt Lake City, Utah 84106.

INTERNET ADDRESS

Our Internet address is:  www.adeltdesign.com

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors” beginning on page 5 of this prospectus.

THE OFFERING

Common stock offered by selling security holder	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock.

Selling Shareholder	Larry A. Adelt

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	None

Common stock outstanding before the offering	18,000,000 common shares as of August 15, 2013 .

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering		The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective   (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds		We are not selling any shares of the common stock covered by this prospectus.

Risk Factors		The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

(1)	(1)	Based on 18,000,000 shares of common stock outstanding as of August 15, 2013 .

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Larry A. Adelt, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Larry A. Adelt is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby. The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

Adelt Design, Inc. has never declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain its future earnings, if any, to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Adelt Design, Inc. is a development stage company. Adelt Design, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, the Company has not generated any revenues from its development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Adelt Design, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the years ended May 31, 2013 and 2012 and for the period from Inception (March 31, 2011) through May 31, 2013. The financial statement data as of the period ended May 31, 2013 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

ADELT DESIGN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

			March 31,
	For the	For the	2011
	Year Ended	Year Ended	(inception) to
	May 31,	May 31,	May 31,
	2013	2012	2013

Revenue	$-	$-	$-

Cost of revenue	-	-	-

Gross profit	-	-	-

Operating expenses:
General and administrative	180	195	2,905
Professional Fees	1,250	3,670	17,920

Total operating expenses	1,430	3,865	20,825

Net Operating Income (Loss)	(1,430)	(3,865)	(20,825)

Other income (expense):
Interest expense	(11)	-	(11)
Total other income (expense)	(11)	-	(11)

Income (Loss) before provision for income taxes	(1,441)	(3,865)	(20,836)

Provision for income taxes	-	-	-

Net income (loss)	$(1,441)	$(3,865)	$(20,836)

Net income (loss) per share - basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding -basic and fully diluted	18,000,000	18,000,000

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended May 31, 2013 that we have not earned a profit. Since March 31, 2011 (inception) through May 31, 2013, we had a net loss of $20,836, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At May 31, 2013, we had bank overdrafts of $14 and no cash on hand. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Adelt Design, Inc. will need to obtain additional financing in order to complete its business plan because it currently does not have any income. The Company does not have any arrangements for financing and it may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that the Company may obtain or make any additional financing unavailable to us. If Adelt Design, Inc. does not obtain additional financing, its business will fail.

To stay in business, we anticipate that we will need approximately $75,000 through debt instruments such as bank loans, or private financing to complete all necessary stages in order to market our one product in the United States annually until our sales increase. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: (i) marketing and promotional activities; and (ii) the possible addition of new personnel.  It is anticipated that said amount will be obtained through a loan from Larry A. Adelt.  In the event that we are unable to secure such a loan from Mr. Adelt, or some other source(s), which are unknown at this time, the Company will not be able to continue any and all further operations and its business will fail.

Additionally, it is estimated the additional costs and expenses associated with public Company reporting requirements will be approximately $10,000 on an annual basis.  It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000 on an annual basis.

It is anticipated that we may need to obtain a loan from Larry A. Adelt to cover these additional costs and expenses.  In the event that we are unable to secure such a loan from Mr. Adelt, or some other source(s), which is unknown at this time, the Company will not be able to continue any and all further operations and its business will fail.

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms.  The inability of the Company to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of its operations and its financial conditions.  The proceeds from the sale of the securities offered in this registration statement will go directly to the selling security holder and not to the Company.  As such, this offering might negatively affect Adelt Design, Inc.’s ability to raise needed funds through a primary offering of its securities in the future.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential customers having the likelihood of purchasing our product.  We intend to generate revenue through the sale of our one product. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.  The Company’s financing requirements for next twelve month are the following:

●	$35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.
●	$10,000 Software and hardware to develop an internet site
●	$15,000 Program administration and working capital, and the possible addition of new personnel
●	$10,000 Costs and expenses associated with public Company reporting requirements
●	$5,000 expenses associated with newly applicable corporate governance requirements

WE HAVE NO OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

Adelt Design, Inc. was incorporated in the State of Nevada on March 31, 2011. We have no operating history for investors to evaluate the potential of our business development.  The Company has had no revenues or expenses prior to this time period.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING A NEW PRODUCT TO THE MARKET PLACE.

The Company will begin to market its product in the Salt Lake City, Utah area and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

ADELT DESIGN, INC. HAS A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY ITS ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT ADELT DESIGN, INC. MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN ADELT DESIGN, INC. SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Adelt Design, Inc. has yet to establish profitable development stage operations or a history of profitable development stage operations. The Company anticipates that it will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of its business.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly and/or annual basis in the future. An investment in the Company’s securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE LESS THAN $20,000 IN WORKING CAPITAL AVAILABLE AND WILL RECEIVE NO PROCEEDS FROM THE SALES OF THE SECURITIES IN THIS OFFERING, BUT COSTS OF THIS OFFERING ARE ANTICIPATED AT $20,000.  AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

As of August 15, 2013 , we  have less than $20,000 in working capital available and will receive no proceeds from the sales of securities in this offering, but costs of this offering are anticipated to total $20,000. Therefore, you should be aware that the risk that the expense of the offering will likely exhaust substantially all of your assets and, without additional sources of financing, you will have no funds with which to continue as a going concern.  As a result, an investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. SHOULD WE CONTINUE TO INCUR LOSSES FOR A SIGNIFICANT AMOUNT OF TIME, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES WILL BE AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We were incorporated in the State of Nevada on March 31, 2011. The Company has had no revenues or expenses for this time period.

Presently, we have no revenues and are considered to be in the development stage. We have operating losses from inception on March 31, 2011, to May 31, 2013. We expect to incur further losses for the foreseeable future due to additional costs and expenses related to:

●
The implementation of our direct sales model by Mr. Adelt through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, and website design. The Company intends to allocate these funds as soon as they are available.

●	$10,000 towards costs associated with public Company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement

●
Software and hardware updates to maintain service and maintain the Company office will cost the Company at least $10,000. As a direct sales Company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal and all other management expenses such as Mr. Adelt’s monthly salary, and the possible addition of new personnel. The Company intends to pay audit fees and legal and all other management fees as they become due.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Adelt Design, Inc. will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain its brand in response to competitive pressures, management plans to gradually increase the Company’s marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. As of May 31, 2013 the Company has working capital deficiency of $2,836. The Company working capital deficiency of $2,836 is insufficient to achieve the Company’s goal of building brand awareness of its product.

ADELT DESIGN, INC.’S CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON ITS KEY EMPLOYEE AND FOUNDER, MR. LARRY A. ADELT.

The Company is heavily dependent upon the expertise and management of Mr. Adelt, our Chief Executive Officer, President, sole director (Principle Executive Officer) and our future performance will depend upon his continued services. The loss of the services of Mr. Adelt’s services could seriously interrupt the Company’s business operations, and could have a very negative impact on its ability to fulfill its business plan and to carry out its existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death. The Company has no plans of entering into an employment agreement with Mr. Adelt.

MR. LARRY ADELT CURRENTLY DEVOTES TEN HOURS A WEEK TO THE COMPANY BUT WILL DEVOTE 40 HOURS A WEEK OR MORE ONCE THE COMPANY RAISES $75,000 IN CAPITAL.  FAILURE OF THE COMPANY TO RAISE $75,000 IN CAPITAL TO HAVE MR. ADELT DEVOTE 40 HOURS A WEEK TO THE COMPANY REPRESENTS A SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Larry Adelt currently devotes approximately 10 hours per week to the affairs of the Company. Once the Company raises $75,000 in capital through debt instruments such as bank loans, or private financing, Mr. Adelt will devote 40 hours per week to the Company or more, and draw a salary of $2,000 per month.  Until such time, however, Mr. Adelt’s inability to devote more than 40 hours a week to the Company represents a significant risk to the Company and you may lose all or part of your entire investment.  Additionally, failure of the Company to raise $75,000 in capital through debt instruments such as bank loans, or private financing represents a significant risk and you may lose all or part of your entire investment.

ADELT DESIGN, INC.’S FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, the Company may have to increase the depth and experience of the Company by adding new members. Adelt Design, Inc.’s future success will depend to a large degree upon the active participation of its key officer. There is no assurance that the Company will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public Company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public Company, which will negatively affect our business operations.

It is estimated that the amount of additional costs and expenses associated with public Company reporting requirements will be approximately $10,000.  It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Mr. Adelt to cover these additional costs and expenses.  In the event that we are unable to secure such a loan from Mr. Adelt, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF THE COMPANY SOLE SHAREHOLDER, OFFICER AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

The Company’s sole shareholder, officer and director, Mr. Adelt, has no public Company experience, which could impair its ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The Company’s sole shareholder, officer and director, has never had sole responsibility for managing a publicly traded Company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. The Company’s sole shareholder, officer and director, Mr. Adelt, may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on the Company’s ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain its public Company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public Company would be in jeopardy in which event you could lose your entire investment in our Company.

ADELT DESIGN, INC.’S DEVELOPMENT STAGE OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN ITS CONTROL.

Adelt Design, Inc.’s development stage operating results are expected to fluctuate in the future based on a number of factors, many of which are not in its control. The Company’s development stage operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our service diminishes, or if we experience an increase in defaults among approved advertising applicants or for any other reasons we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in Adelt Design, Inc.’s revenues would have a direct impact on its business. In addition, fluctuations in the Company’s quarterly results could adversely affect the market price of its common stock in a manner unrelated to its long-term operating performance.

(B) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

The Company has never declared or paid any cash dividends or distributions on its capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Adelt beneficially owns approximately 100% of the Company’s capital stock with voting rights. In this case, Mr. Adelt will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of the Company’s certificate of incorporation and approval of significant corporate transactions, and he will have significant control over its management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) and/or other assumptions.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

The Company is registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $20,000, inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has paid $20,825 as of May 31, 2013.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will have a market maker file to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On May 31, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of May 31, 2013 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares beneficially owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

1	Larry A. Adelt	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Larry A. Adelt is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Larry A. Adelt is the founder and officer and director of the Company. He presently owns 18,000,000 shares of the Company stock, which he obtained on May 31, 2011. Mr. Adelt is the Company’s sole shareholder.

 PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $20,000 inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has incurred $20,825 as of May 31, 2013. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Adelt Design, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point, in the near future, need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe,” ”expect,” ”estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements and/or the aforementioned identifying words. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Adelt Design, Inc. was formed in the state of Nevada on March 31, 2011 to establish sales of carpet binding art to the general public.  The Company expects to generate its corporate revenue from the sale of its carpet binding art.

The Company has adopted a fiscal year end of May 31st.

Adelt Design, Inc. is presently developing a plan to market its carpet binding art to the general public. Adelt is a development stage company with a limited history of development stage operations.

Adelt Design, Inc. was founded in the State of Nevada on March 31, 2011.  The Company plans to market the carpet binding art through a combination of direct sales, referrals and networking. To date the Company has not generated any sales. We expect to establish an internet website, where customers may purchase its carpet binding art. As of May 31, 2013 our website was still under construction and is not functional.

To commence active business operations, the Company will need to engage in a number of planning stage and preliminary activities. We will commence activities that include finishing our internet website for our carpet binding art, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have started some of the activities, by developing the art picture and carpet binding and creating the initial marketing material but the marketing completion cannot occur without the raising of additional funds in the amount of $75,000 through debt instruments such as bank loans, or private financing.  The Company does not expect to run out of money, as Mr. Adelt has agreed to fund the Company, through an oral agreement until such time as the Company raises $75,000. Mr. Adelt, however, is under no legal obligation and/or duty to do so.  Additionally, although there is an oral agreement between the Company and Mr. Adelt to fund the Company until such time as the Company raises $75,000, Mr. Adelt has not agreed to fund any specific amount to the Company.   From March 31, 2011 (inception) to date, we have spent a substantial amount of time in developing the Company’s carpet binding art such as, among other things, which dyes to use, which black or colored, which tools to use, and which wools to use.  Additionally, the Company has spent a substantial amount of time developing it marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the price of our product should be along with the relative cost to have the product manufactured, packaged and shipped to customers. The Company has estimated the selling price of our product, which includes manufacturing, packaging, and Company profit, to range from $3,000 to $100,000 based on: (1) the complexity of the carpet binding art; (2) the size of the carpet binding art; (3) the dyes used, and the amounts used, in the carpet binding art; and (4) the amount of black or colored used in the carpet binding art. If these projected prices are incorrect, it could result in an operating loss for us.

While budgetary manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive work has commenced in development of these products and activities; therefore, it is possible that these prices could be incorrect. If, after development, a different price is deemed necessary, it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from Mr. Adelt. Furthermore, Adelt Design, Inc. has not commenced its major operations of manufacturing, packaging and shipping its art picture and carpet binding to any customer.  Adelt Design, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date.

Over the next twelve months, Adelt Design, Inc. plans to build out its reputation, carpet binding art, and begin sales to the general public.  Presently, the Company has not sold any art pictures and carpet bindings.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans and/or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently, we do not have any existing sources or plans for financing.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months, and we will need to obtain additional financing to operate our business for the next six months. Our “burn rate” is approximately $2,500 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public Company. Since we intend to utilize our sole officer and director, Mr. Adelt, who currently is part time to sell our product, our marketing costs should be minimal. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

If we are successful in our efforts to raise the $75,000 through debt instruments such as bank loans, or private financing, our twelve month operating plan shall be as follows.  Additionally, we would not move into our operating phase until we have established our internet based services, even if successful in efforts to raise the $75,000 of capital:

•
The implementation of our direct sales model through Larry Adelt through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public Company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement
•
Software and hardware updates to maintain service and maintain the Company office will cost the Company at least $10,000. As a direct sales Company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $15,000. This is the necessary working capital to fund operations, and pay Mr. Adelt’s salary, until such time as revenues exceed expenses.

INITIAL SALES STRATEGY

We have established a two-prong sales approach; our approach utilizes direct sales through Larry A. Adelt. Our direct sales will be conducted by Mr. Adelt, who will market the art picture and carpet bindings locally in the Salt Lake City, Utah area to retail customers.   His current marketing strategy consists of various Point of Sale material to include advertising posters, flyers and magnetic strips with the Company name and its product developed by Larry Adelt in the past several months. We also intend to derive sales from our internet website which is currently under development at:  http://www.Adeltdesign.com.  We need further funding to complete the Company’s internet website.

We intend to derive income from these sales and our goal is establish brand recognition. Over the next twelve months, Adelt Design, Inc. plans to build out and establish its reputation and network of clients and advisors in the carpet binding art business for sale to the general public.

SUBSEQUENT SALES STRATEGY

Adelt Design, Inc. will market its carpet binding art to the general public through a combination of direct sales, referrals and sales through its internet website. The Company is presently developing its marketing program to sell its art pictures and carpet bindings to the general public.  The Company is not offering its products to anyone at this time.  Adelt Design, Inc. is considered a development stage company because it has not commenced its major operations.  In addition, the Company has not achieved any revenue in connection with its business to date.  As a result, we are a startup company.  This means that we have no operating history or revenue, and are at a competitive disadvantage.

RESULTS OF OPERATIONS

May 31, 2013 and 2012 and for the period March 31, 2011 (inception) to May 31, 2013

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

			March 31,
	For the	For the	2011
	Year Ended	Year Ended	(inception) to
	May 31,	May 31,	May 31,
	2013	2012	2013

Revenue	$-	$-	$-

Cost of revenue	-	-	-

Gross profit	-	-	-

Operating expenses:
General and administrative	180	195	2,905
Professional Fees	1,250	3,670	17,920

Total operating expenses	1,430	3,865	20,825

Net Operating Income (Loss)	(1,430)	(3,865)	(20,825)

Other income (expense):
Interest expense	(11)	-	(11)
Total other income (expense)	(11)	-	(11)

Income (Loss) before provision for income taxes	(1,441)	(3,865)	(20,836)

Provision for income taxes	-	-	-

Net income (loss)	$(1,441)	$(3,865)	$(20,836)

Net income (loss) per share - basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding -basic and fully diluted	18,000,000	18,000,000

Sales
From March 31, 2011 (inception) to May 31, 2013, we generated no revenues. There were no revenues as the Company has not yet commenced operations.

Operating Expenses
Total operating expenses for the period of March 31, 2011 (inception) to May 31, 2013 were $20,825. The costs primarily consisted of legal, accounting and other professional fees.

Other Income (Expense)
Total other income (expenses) for the period of March 31, 2011 (inception) to May 31, 2013 were ($11), consisting of interest expense accrued on notes payable.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position. We are presently debt free, but at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our Company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at May 31, 2013 and 2012.

	May 31, 2013	May 31, 2012
Total Assets	$-	$5

Accumulated Deficit	$(20,836)	$(19,395)

Stockholders’ Equity (Deficit)	$(2,836)	$(1,395)

Working Capital (Deficit)	$(2,836)	$(1,395)

Since our inception on March 31, 2011, we have incurred a loss of ($20,836). Our cash and cash equivalent balances were $0 and $5 at May 31, 2013 and 2012. At May 31, 2013 and 2012 we had an accumulated deficit of ($20,836) and ($19,395), and total current liabilities were $2,836 and $1,400.

For the period from March 31, 2011 (inception) to May 31, 2013, net cash used in operating activities was $20,825.

Financing Activities

Cash provided by financing activities relating to the issuance of shares of common stock during the period March 31, 2011 (inception) to May 31, 2013 was $18,000 as a result of the sale of eighteen million (18,000,000) shares of common stock, issued with a value of $0.001 to our founder and CEO, Larry Adelt.  We also received proceeds of $14 from bank overdrafts, proceeds of $100 as an advance from our CEO, Larry Adelt, which is non-interest bearing and due on demand.  The Company also received proceeds of $211 from BK Consulting & Associates, P.C., respectively, in exchange for unsecured promissory notes carrying 8% interest, due on demand.  Since inception, our capital needs have entirely been met by these sales of stock and short term debt financings.

SATISFACTION OF OUR CASH OBLIGATION FOR THE NEXT TWELVE MONTHS

We will have additional capital requirements during the fiscal year ending May 31, 2014. We do not expect to be able to satisfy our cash requirements through our product sales, and therefore we will attempt to raise additional capital through the sale of our common stock and debt financing activities.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.  We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing, in the amount of $75,000 through debt instruments such as bank loans, or private financing, to conduct our day-to-day operations, and to fully execute our business plan.   We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $75,000. Presently we do not have any existing sources or plans for financing.

If we are successful in our efforts to raise the $75,000 through debt instruments such as bank loans, or private financing, our twelve month operating plan shall be as follows (we would not move into our operations phase until we have established our internet website even if we are successful in our efforts to raise the $75,000 in capital):

•
The implementation of our direct sales model through Mr. Adelt through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public Company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirement.

•
Software and hardware to develop an internet site will cost the Company at least $10,000.  As an art Company continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal fees associated with the offering and all other management expenses such as paying Mr. Adelt’s monthly salary.   The Company intends to pay its legal and accounting and all other management fees as they become due.

All manufacturing costs associated with the Company’s product will come from additional funding from Mr. Adelt and/or the selling of the product.  Additionally, all funds related to the offering will be provided by Mr. Adelt.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

EXPECTED PURCHASE OR SALE OF SIGNIFICANT EQUIPMENT

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CRITICAL ACCOUNTING POLICIES

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The Company has not generated revenues to date.

STOCK-BASED COMPENSATION
The Company adopted FASB guidance on stock based compensation upon inception on March 31, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from March 31, 2011 (Inception) through May 31, 2013.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next twelve months will continue to be significant. Adelt Design, Inc. has not commenced its major operations of having its carpet binding art sold to anyone. The Company will not manufacture its carpet binding art until it has an order from a client. We plan during the next twelve months to create a client base by aggressively marketing our product to generate: (1) sales to individual clients who place orders; (2) sales on our website; and (3) sales through word of mouth advertising. Adelt Design, Inc. is considered a development stage Company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup Company. This means we have no operating history or revenue, and are at a competitive disadvantage.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months.  Adelt Design, Inc. will continue to develop its marketing program for its carpet binding art. The Company will need additional capital of $75,000 raised through debt instruments such as bank loans, or private financing, for marketing and sales and working capital associated with Adelt over the next year. The Company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. Additionally, Adelt Design, Inc. has no business plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended May 31, 2013, stating that our retained deficit of ($20,836), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $20,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

The Company was incorporated in the State of Nevada on March 31, 2011.  Adelt Design, Inc. will market carpet binding art to be sold to the general public.

Adelt is a development stage company with a limited history of development stage operations.

Adelt Design, Inc. has not commenced its major operations of having its carpet binding art sold to anyone. The Company will not manufacture its carpet binding art until it has an order from a client. We plan during the next twelve months to create a client base by aggressively marketing our product to generate: (1) sales to individual clients who place orders; (2) sales on our website; and (3) sales through word of mouth advertising. Adelt Design, Inc. is considered a development stage Company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup Company. This means we have no operating history or revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shared could be affected downward, and you could lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Adelt Design, Inc. is a development stage Company and in the absent of revenues and operations the Independent Audit Report dated  July 12, 2013 cites a going concern. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations can start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

Adelt Design, Inc. intends to market and distribute its carpet binding art to be sold to the general public.

ORGANIZATION WITHIN LAST FIVE YEARS

To date, the Company has not generated any sales.  Upon an order being placed with Adelt Design, Inc. for its carpet binding art, Mr. Adelt will begin manufacturing said carpet binding art.

Over the next twelve months, Adelt Design, Inc. plans to build out its reputation and network in the art industry, thereby attracting new customers.  The Company plans to generate and/or obtain new clients through word of mouth advertising until such time as it raises the $75,000 to begin its marketing program.  In carpet binding art, as in most art forms, word of mouth advertisement is very effective.  Once potential clients see Mr. Adelt’s carpet binding art at various community events and/or community fairs or gatherings, the Company is very confident that it will be able to attract and/or obtain new clients.  This is due to the extremely favorable reception, in the Salt Lake City, Utah area, that Mr. Adelt’s carpet binding art has received at various community events, such as community charity events, and which he has donated to the community. Presently, the Company does not have any clients.

BUSINESS FACILITIES

Adelt Design, Inc. is located at 3217 South Orchard Street, Salt Lake City, Utah 84106. The Company’s telephone number is 801-467-3530.

INTERNET ADDRESS

Our Internet address is http://www.adeltdesign.com

UNIQUE FEATURES OF THE COMPANY

Adelt Design, Inc. will market the sale of customized carpet binding art.  Adelt Design’s carpet binding art can be customized for a purchaser’s personal use or for corporate use. Unlike portraits and other subjects done simply with inlays, Adelt Design, Inc.’s carpet binding art begins with a detailed sketch of a photo of the carpet binding art subject.  The sketch shows every cut that will have to be made in the carpet, such as the eyes, nose, mouth, and other features.  Following the sketch, Mr. Adelt hand carves and crafts all the features through repeated carving and applications of various dyes (the same acid based dyes used by the mills), until the desired tones and shading are obtained.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in carpet binding art industry, thereby attracting new clients and building out its network of operations.

The Company aims to form long term working relationships with professional business retail art dealers in the Salt Lake City, Utah area.

DESCRIPTION OF PRODUCT

Larry A. Adelt, CEO and Director of Adelt Design, Inc, came up with the idea over the last year of what he believes will be a successful carpet binding art product. Fashioning carpet into custom carpet binding art requires various dyes (the same acid based dyes used by the mills) until the desired tones and shading are obtained.  Additionally, Mr. Adelt uses fine white wool or other blended carpet to fashion his carpet binding art. It also requires tools to cut whatever feature is necessary to make the necessary cuts into the carpet.   All the required items listed above to manufacture the Company’s carpet binding art can be obtain from wholesale suppliers throughout the United States.

Product Development:

In March of 2011, Mr. Adelt began working with Adelt Design, Inc., located at 3217 South Orchard Street, Salt Lake City, Utah 84106.

The Company has not patented the specifications for its carpet binding art.

Manufacturing:

Adelt Design, Inc. has not manufactured any carpet binding art as yet.  Adelt Design, Inc. will manufacture its carpet binding art once an order is place by a customer and/or an order is placed with professional business retail art dealers in the Salt lake City, Utah area.

Packaging:

No packaging is applicable in carpet binding art.

Sales Strategy:

We have established a two prong sales approach, which utilizes direct sales through Larry A. Adelt who plans to market his carpet binding art through direct sales and sales on Adelt’s internet website.

Direct Sales:

Our direct sales will be conducted by Mr. Adelt, who will market the art picture and carpet bindings locally in the Salt Lake City, Utah area to retail customers.   His current marketing strategy consists of various Point of Sale material to include advertising posters, flyers and magnetic strips with the Company name and its product developed by Larry Adelt in the past several months. We also intent to derive sales from our internet website which is currently under development at:  http://www.Adeltdesign.com.  We need further funding to complete the Company’s internet website.

We intend to derive income from these sales and our goal is establish brand recognition. Over the next twelve months, Adelt Design, Inc. plans to build out and establish its reputation and network of clients and advisors in the carpet binding art business for sale to the general public.

THE CARPET BINDING ART INDUSTRY

Competition:

Adelt Design, Inc. is not aware of any companies and/or individuals who produce customized carpet binding art.   As a result, the Company believes that this product falls within the purview of a collectible item.  As such, collectible items are subject to the vagaries of the collectible items market which range from multiple items that are purchased by collectors and/or sought after in the market. Adelt Design’s carpet binding art can be customized for a purchaser’s personal use or for corporate use. Unlike portraits and other subjects done simply with inlays, Adelt Design, Inc.’s carpet binding art begins with a detailed sketch of a photo of the carpet binding art subject.  The sketch shows every cut that will have to be made in the carpet, such as the eyes, nose, mouth, and other features.  Following the sketch, Mr. Adelt hand carves and crafts all the features through repeated carving and applications of various dyes (the same acid based dyes used by the mills), until the desired tones and shading are obtained.

Current Business Focus:

The Company’s business focus is to market carpet binding art to customers in the Salt Lake City, Utah area along with, at a reasonable price, to the largest percentage of the target market population as possible.  The Company believes that the ability to deliver a quality product that no other companies and/or individuals produces is the main factor in generating a customer base and fostering repeat customers.

Advantages of Competitors over us:

Adelt Design, Inc. is not aware of any companies and/or individuals who produce customized carpet binding art in any manner similar to us. Consequently, the Company believes that Competitors have no distinct advantage over the Company in the collectible items market.

Customer Base:

Presently the Company does not have an established regular customer base.

COMPETIVE ADVANTAGES:

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Mr. Adelt has over 30 years of experience in the management and business operations. The Company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

PERFORMANCE

The Company believes that its ability to provide quality carpet binding art will be one of its key advantages. Through a quality product, the Company will develop a customer base, a repeat customer base and reputation.

NICHE INDUSTRY

Adelt Design, Inc.’s product sets it apart from any other companies in the art industry as no companies and/or individuals produce for sale to the public, that Adelt Design, Inc. is aware, on the internet or otherwise, carpet binding art.  There are artists and studios who paint on paper, canvas, wood, etc.  None, however, hand carve, hand paint and dye on carpet to create carpet binding art like Adelt Design, Inc. does.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Larry A. Adelt is the sole Director, Chief Executive Officer, President, and Principal Executive Officer and Principal Financial Officer of Adelt Design, Inc.  At this time, we only have one employee, Larry A. Adelt.

The Company plans to employ individuals on an as needed basis.  The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Larry A. Adelt does not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

Larry A. Adelt currently devotes approximately 10 hours per week to the affairs of the Company. Once the Company raises $75,000 in capital through debt instruments such as bank loans, or private financing, Mr. Adelt will devote 40 hours per week to the Company or more, and draw a salary of $2,000 per month.

ADDITIONAL PRODUCTS:

The Company does not intend to market any other products.

MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The following table sets forth the name and age of officer and director as of May 31, 2013. Our Executive officer is elected annually by our board of director. Our executive officer hold his offices until he resigns, is removed by the Board, or his and/or his successor is elected and qualified.

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Larry A. Adelt	59	Chief Executive Officer, President, Chief Financial Officer, Secretary	March 31, 2011

Executive Officer

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Larry A. Adelt is the "Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Larry A. Adelt.

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of the Company’s Director and Executive Officer:

MANAGEMENT BIOGRAPHIES

Larry A. Adelt; Chief Executive Officer, President, Chief Financial Officer

Mr. Larry A. Adelt joined Adelt Design in 2011as President and CEO, to provide his professional experience, expertise gained over the past ten (10) years carpet binding for Carpet One- Giant One as a independent contractor. His responsibilities as an independent contractor of Carpet One-Giant One are the binding of carpet to wall covering (meaning the strip that comes from the carpet to the first four to six inches of the bottom of a wall). This application is utilized both in commercial and residential settings.  Carpet One-Giant One is a western chain of stores who sell carpet, vinyl and tile and have independent contractor, such as Mr. Adelt, install these various items both in commercial and residential settings.

Mr. Adelt is considered a specialist in his field, which is carpet binding. Consequently, the Company believes that Mr. Adelt’s professional experience, expertise gain over the last ten (10) years as an independent contractor for Carpet One-Giant One binding carpet to wall covering makes him particularly qualified to serve as the Company’s director.

Mr. Adelt is also a graduate in Commercial Art from Utah Technical College. He is an Honorary Member of the Colonels with the West Valley Police Department and a staunch supporter of the Foundation against Battered Women in Salt Lake City, Utah.  He has contributed many hours and donated numerous completed art pieces towards their cause.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Larry A. Adelt.  We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by: (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) the Company’s director and executive officer. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 3217 South Orchard Street, Salt Lake City, Utah 84106. The Company's telephone number is: 801-467-3530.

As of May 31, 2013, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Larry A. Adelt Chief executive officer and director	18,000,000	100%
Total		18,000,000	100%

REMUNERATION OF OUR DIRECTOR AND OFFICER

Adelt Design, Inc. has made no provisions for paying cash or non-cash compensation to its officer and sole director. No salaries are being paid at the present time, and none will be paid unless and until our developmental stage operations generate sufficient cash flow.

The following table sets forth all the remuneration of our Director and Officer for the period from inception on March 31, 2011, through to the end of the period on May 31, 2013:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Adelt Design	Chief Executive Officer, President, Chief Financial Officer, Secretary	$	NIL
Total		$	NIL

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation from March 31, 2011 (inception) to May 31, 2013.

SUMMARY COMPENSATION TABLE

OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	YEAR	SALARY $		BONUS $

Larry A. Adelt	Chief Executive Officer, President, Chief Financial Officer, Secretary	2013	$	NIL	$	NIL
		2012	$	NIL	$	NIL
		2011	$	NIL	$	NIL

COMPENSATION OF DIRECTORS

The Company sole Director do not currently receive compensation for their services as directors, but we plan to reimburse him for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Company’s director and/or officer.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Mr. Adelt.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by the Company’s one officer and director of the Company is as follows.

Unless otherwise stated, our address is: 3217 South Orchard Street, Salt Lake City, Utah 84106.  The Company's telephone number is (801) 467-3530.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Larry A. Adelt	18,000,000	18,000,000	10,000,000	55%

Total Officer, Director and Significant Shareholder	18,000,000	18,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, apart from an advance of $100 by Mr. Larry Adelt to the Company, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	A director or officer;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced person .

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile 727-290-3961,

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by our director and executive officer.

Our bylaws  and applicable Nevada law provide for the indemnification of our director, officer, future employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officer, future employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

The Company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of May 31, 2013, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

The securities being offered by the selling security holder are shares of our Common stock.

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently, we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of Class A Preferred Stock, $0.001 par value per share. Class A Preferred Stock’s dividend will be paid out before the Company pays out dividends to the Company’s common stockholders, and Class A Preferred Stock will not have voting rights. Additionally, Class A Preferred Stock shareholders will have priority over common stockholders on earnings and assets in the event of liquidation of the Company. As of the date of this filing, we do not have any Class A Preferred Stock issued and outstanding. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the time of this filing we have no Preferred Stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholder . The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
ADELT DESIGN, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Adelt Design, Inc. (A Development Stage Company) as of May 31, 2013 and May 31, 2012, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the years then ended and for the period from inception on March 31, 2011 through May 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Adelt Design, Inc. (A Development Stage Company) as of May 31, 2013 and May 31, 2012, and the related statements of operations, stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $20,836, has no revenues, and has no cash on hand as of May 31, 2013, all of which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
July 12, 2013

ADELT DESIGN, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	May 31,	May 31,
	2013	2012
ASSETS
Current assets
Cash	$-	$5
Total Current Assets	-	5
Total Assets	$-	$5

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities
Bank overdrafts	$14	$-
Accrued expense	2,500	1,250
Due to related parties	100	100
Accrued Interest	11	-
Notes payable	211	50
Total current liabilities	2,836	1,400

Stockholders' equity (deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of May 31, 2013 and 2012, respectively	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 18,000,000 issued and outstanding as of May 31, 2013 and 2012, respectively	18,000	18,000
Additional paid in capital	-	-
Retained earnings (deficit) accumulated during the development stage	(20,836)	(19,395)
Total (deficiency in) stockholders' equity	(2,836)	(1,395)

Total liabilities and (deficiency in) stockholders' equity	$-	$5

See Accompanying Notes to Financial Statements.

ADELT DESIGN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

			March 31,
	For the	For the	2011
	Year Ended	Year Ended	(inception) to
	May 31,	May 31,	May 31,
	2013	2012	2013

Revenue	$-	$-	$-

Cost of revenue	-	-	-

Gross profit	-	-	-

Operating expenses:
General and administrative	180	195	2,905
Professional Fees	1,250	3,670	17,920

Total operating expenses	1,430	3,865	20,825

Net Operating Income (Loss)	(1,430)	(3,865)	(20,825)

Other income (expense):
Interest expense	(11)	-	(11)
Total other income (expense)	(11)	-	(11)

Income (Loss) before provision for income taxes	(1,441)	(3,865)	(20,836)

Provision for income taxes	-	-	-

Net income (loss)	$(1,441)	$(3,865)	$(20,836)

Net income (loss) per share - basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding -basic and fully diluted	18,000,000	18,000,000

See Accompanying Notes to Financial Statements.

ADELT DESIGN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

						Retained Earnings
						(Deficit)
						Accumulated	Total
					Additional	During the	(Deficiency in)
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Common stock issued to founder for cash at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000
Net income (loss) from March 31, 2011 (inception) to May 31, 2011	-	-	-	-	$-	(15,530)	(15,530)

Balance, May 31, 2011	-	$-	18,000,000	$18,000	$-	$(15,530)	$2,470

Net income (loss) for the year ended May 31, 2012	-	-	-	-	-	(3,865)	(3,865)

Balance, May 31, 2012	-	$-	18,000,000	$18,000	$-	$(19,395)	$(1,395)

Net income (loss) for the year ended May 31, 2013	-	-	-	-	-	(1,441)	(1,441)

Balance, May 31, 2013	-	$-	18,000,000	$18,000	$-	$(20,836)	$(2,836)

See Accompanying Notes to Financial Statements.

ADELT DESIGN, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			March 31,
	For the	For the	2011
	Year Ended	Year Ended	(inception) to
	May 31,	May 31,	May 31,
	2013	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,441)	$(3,865)	$(20,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued expenses	1,250	(11,750)	2,500
Accrued interest	11	-	11

Net cash provided by (used in) operating activities	(180)	(15,615)	(18,325)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank overdrafts	14	-	14
Proceeds from related party advances	-	-	100
Proceeds from notes payable	161	50	211
Proceeds from sale of common stock	-	-	18,000

Net cash provided by (used in) financing activities	175	50	18,325

Net Increase (Decrease) in cash and cash equivalents	(5)	(15,565)	-
Cash and cash equivalents at beginning of period	5	15,570	-
Cash and cash equivalents at end of period	$-	$5	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See Accompanying Notes to Financial Statements.

ADELT DESIGN, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Adelt Design, Inc. (“The Company”) was incorporated in the state of Nevada on March 31, 2011 to manufacture carpet binding art.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

The Company has adopted a fiscal year end of May 31st.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and equivalents include investments with initial maturities of three months or less.  The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.  Deposits with these banks may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and, therefore, bear minimal risk. The Company did not have any cash equivalents at May 31, 2013 and 2012.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the establishment of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance is provided to the extent deferred tax assets may not be recoverable after consideration of the future reversal of deferred tax liabilities, tax planning strategies, and projected future taxable income.

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.  The Company had no items that required fair value measurement on a recurring basis.

The following table provides a summary of the fair values of assets and liabilities:

Fair Value Measurements at
May 31, 2013	Carrying Value May 31, 2013	Level 1	Level 2	Level 3

None	$-	$-	$-	$-

ADELT DESIGN, INC.
(A Development Stage Company)
Notes to Financial Statements

Revenue Recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

The Company has not generated revenues to date.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception on March 31, 2011. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from March 31, 2011 (Inception) through May 31, 2013.

Recent Accounting Pronouncements
In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

ADELT DESIGN, INC.
(A Development Stage Company)
Notes to Financial Statements

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company is in the development stage, has an accumulated deficit of $20,836, has no revenues, and has no cash on hand as of May 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On April 19, 2011, the Company’s CEO, Larry Adelt provided an advance of $100 in cash, which was recorded as a current liability as of May 31, 2011.  The advance was non-interest bearing and due on demand.

On May 31, 2011, the Company issued 18,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Larry Adelt in exchange for proceeds of $18,000.

Note 4 – Notes Payable

On April 16, 2012, the Company received a loan in the amount of $50, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On July 2, 2012, the Company received a loan in the amount of $25, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

ADELT DESIGN, INC.
(A Development Stage Company)
Notes to Financial Statements

On September 21, 2012, the Company received a loan in the amount of $31, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On November 5, 2012, the Company received a loan in the amount of $20, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On December 11, 2012, the Company received a loan in the amount of $10, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On January 7, 2013, the Company received a loan in the amount of $15, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On February 1, 2013, the Company received a loan in the amount of $25, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On March 14, 2013, the Company received a loan in the amount of $5, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On April 2, 2013, the Company received a loan in the amount of $15, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

On May 1, 2013, the Company received a loan in the amount of $15, from BK Consulting and Associates, P.C.  The unsecured note bears interest at 8% and is due on demand.

As of May 31, 2013 the Company had accrued interest related to these notes in the amount of $11.

Note 5 – Income Taxes

The Company’s provision for income taxes was $-0- for the fiscal years ended May 31, 2013 and 2012 and the period from inception on March 31, 2011 through May 31, 2013 since the Company incurred net operating losses which have a full valuation allowance through May 31, 2013.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 35% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $1,441 and $3,865 for the years ended May 31, 2013 and 2012. The total valuation allowance is equal to the total deferred tax asset.

The tax effects of significant items comprising the Company's net deferred taxes as of May 31, 2013, 2012 and 2011 were as follows:

	May 31,	May 31,
	2013	2012

Cumulative NOL	$1,441	$3,865
Deferred Tax assets:
Net operating loss carry forwards	$504	$1,353
Valuation allowance	(504)	(1,353)
	$-	$-

ADELT DESIGN, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 6 – Stockholder’s Equity

The Company is authorized to issue 90,000,000 shares of $.001 par value common stock.  The Company has 18,000,000 common shares outstanding as of May 31, 2013.  The Company is authorized to issue 10,000,000 shares of $.001 par value preferred stock.  The Company has never issued any shares of preferred stock.

On May 31, 2011, the Company issued 18,000,000 founder’s shares of common stock at the par value of $0.001 to the Company’s CEO, Larry Adelt in exchange for proceeds of $18,000.

Note 7 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the  registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Securities and Exchange Commission Registration Fee approximate.	$464	*
Audit Fees and Expenses	3,000	*
Legal Fees and Expenses	14,500	*
Miscellaneous Expenses	2,500
Total	$20,464	*

* Estimated amount

ITEM 14. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO THE COMPANY’S SOLE SHAREHOLDER, OFFICER AND DIRECTOR

On May 31, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Larry Adelt, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 15. EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings. Consent of counsel has been filed as an exhibit to the registration statement.  Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Legal Opinion of Steven Sager, Attorney, August 15, 2013
23.1	Consent of M & K CPAS, PLLC, August 15, 2013
99.1	Minutes of First Meeting of Board of Directors*

ITEM 16.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 15 th, day of August 2013 .

ADELT DESIGN, INC.

By: /s/ Larry Adelt
Larry Adelt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry Adelt	President, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2013
Larry Adelt	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation*
3.2	Bylaws *
5.1
Legal Opinion of Steven Sager, Attorney,   August 15, 2013.
Consent of counsel has been filed as an exhibit to the registration statement.  Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement.

23.1	Consent of M & K CPAS, PLLC, August 15, 2013
99.1	Minutes of First Meeting of Board of Directors*

*Previously filed.